EXECUTION VERSION
NAVIOS MARITIME PARTNERS L.P.
(a Marshall Islands limited partnership)
4,000,000 Common Units representing limited partnership interests
UNDERWRITING AGREEMENT
Dated: November 19, 2009

NAVIOS MARITIME PARTNERS L.P.
(a Marshall Islands limited partnership)
4,000,000 Common Units representing limited partnership interests
UNDERWRITING AGREEMENT
November 19, 2009
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
as Representatives of the several Underwriters
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
     Navios Maritime Partners L.P., a Marshall Islands limited partnership (the “Partnership”), Navios GP L.L.C., a Marshall Islands limited liability company (the “General Partner”) and Navios Maritime Operating L.L.C., a Marshall Islands limited liability company (the “Operating Company” and, together with the Partnership and the General Partner, the “Navios Entities”) confirm their respective agreements with Citigroup Global Markets Inc. (“Citi”) and J.P. Morgan Securities Inc. (“J.P. Morgan”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Citi and J.P. Morgan are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common units representing limited partnership interests in the Partnership (the “Common Units”) set forth in Schedule A hereto and (ii) the grant by the Partnership to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 600,000 additional Common Units to cover overallotments, if any. In addition, at the Closing Time (as defined in Section 2(c) hereof), the Partnership will receive an approximately $1.2 million capital contribution (approximately $1.4 million if the Underwriters exercise their option to purchase 600,000 additional Common Units to cover overallotments in full) by the General Partner to maintain its 2% general partner interest in the Partnership (the “Capital Contribution”). The Capital Contribution is not part of this Offering (as defined below) and none of the Underwriters will participate in the Capital Contribution. The aforesaid 4,000,000 Common Units (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 600,000 Common Units subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”
     The Partnership understands that the Underwriters propose to make a public offering of the Securities (the “Offering”) as soon as the Representatives deem advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.
     It is understood and agreed to by all parties that the Partnership was formed on August 7, 2007 by Navios Maritime Holdings Inc., a Marshall Islands corporation (“Navios Maritime”), to own and operate drybulk carriers and consummated its initial public offering on November 16, 2007 (the “IPO”). The General Partner was also formed on August 7, 2007 to act as the general partner of the Partnership. It is further understood and agreed by all parties that, as of the date of this Agreement:
•	Navios Maritime directly owns a 100% membership interest in the General Partner and, before giving effect to this Offering, a 39.8% limited partnership interest in the Partnership;

•	The General Partner directly owns a 2% general partner interest in the Partnership;

•	The Partnership directly owns a 100% membership interest in the Operating Company; and

•	The Operating Company directly or indirectly owns 100% of the outstanding capital stock of each of the subsidiaries listed on Schedule C (the “Operating Subsidiaries”).
     In connection with the IPO, certain of the Navios Parties (as defined below) entered into the following agreements as of November 16, 2007:
•	Navios Maritime, the General Partner, the Partnership and the Operating Company entered into an omnibus agreement (as amended through the date hereof, the “Omnibus Agreement”), which sets forth certain agreements concerning competition among the parties thereto and concerning the indemnification of the Partnership following the closing of the IPO;

•	The Partnership and Navios ShipManagement Inc., a Marshall Islands corporation (“ShipManagement”), entered into a management agreement (as amended through the date hereof, the “Management Agreement”) pursuant to which ShipManagement provides certain commercial and technical management services to the Partnership; and

•	The Partnership and ShipManagement entered into an administrative services agreement (the “Administrative Services Agreement” and, together with the Omnibus Agreement and the Management Agreement, the “Navios Agreements”) pursuant to which ShipManagement provides certain advisory and administrative services to the Partnership.
     In addition, in connection with the IPO, Anemos Maritime Holdings, Inc., a wholly owned subsidiary of Navios Maritime (“Anemos”) and the Partnership entered into a share purchase agreement (as amended, the “Share Purchase Agreement”) pursuant to which the Partnership agreed to purchase all of the outstanding shares of capital stock of Nostos ShipManagement Corp., a Marshall Islands corporation (the “Newbuilding Subsidiary”) upon delivery of Navios Bonavis to the Newbuilding Subsidiary. However, on June 9, 2009, in exchange for the issuance of 1,000,000 Subordinated Series A Units (as defined below) to Navios Holdings, the Share Purchase Agreement was amended to (1) relieve the Partnership of its obligation to purchase the Newbuilding Subsidiary and (2) grant the Partnership a 12-month option to purchase the Newbuilding Subsidiary for $125.0 million. In addition, on June 9, 2009, the Omnibus Agreement was amended to release Navios Maritime for a period of two years from the restrictions provided for therein on its ability to acquire vessels from third parties. Furthermore, on October 27, 2009, the Management Agreement was amended to fix the rate for ship management services for the Partnership’s owned fleet for a period of two years ending November 16, 2011, at a rate of $4,400 per day for Panamax vessels, $4,500 per day for Ultra-Handymax vessels and $5,500 per day for Capesize vessels.

     The transactions to be effected pursuant to the terms of this Agreement, including without limitation this Offering and the Capital Contribution are referred to as the “Transactions.” In connection with the Transactions, the parties to the Transactions have entered or will enter into various agreements and related documents, which shall be collectively referred to herein as the “Transaction Documents.” The General Partner, the Partnership, the Operating Company and the Operating Subsidiaries are hereinafter referred to collectively as the “Partnership Entities.” The Partnership Entities, Navios Maritime and ShipManagement are hereinafter referred to collectively as the “Navios Parties.”
     The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (No. 333-157000), including a base prospectus, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Partnership will prepare and file a prospectus supplement to the base prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement at the time it became effective pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information, is herein called a “preliminary prospectus.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, on each date and time that such registration statement and any post-effective amendment or amendments thereto became or becomes effective, and including the documents filed as part thereof or incorporated by reference therein and the Rule 430B Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The base prospectus, as supplemented by the final prospectus supplement, in the form first furnished to the Underwriters for use in connection with the Offering, including the documents incorporated by reference therein and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.
     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Navios Entities. Each of the Navios Entities represents and warrants with respect to all subsections under this Section 1(a) to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:
     (i) Compliance with Registration Requirements. The Partnership meets the requirements for the use of Form F-3 under the 1933 Act. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Navios Entities, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, (including any prospectus wrapper, if any) at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Each of the statements made by the Partnership (a) in the most recent preliminary prospectus as of the Applicable Time and (b) in the Prospectus or any amendments or supplements thereto at the time the Prospectus or any such amendments or supplements were issued, in each case within the coverage of Rule 175(b) of the 1933 Act Regulations, including any projections of results of operations or statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the information included on Schedules B-1 and E hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means 8:30AM (Eastern time) on November 19, 2009 or such other time as agreed by the Partnership and the Representatives.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Partnership, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).
     “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i)), as evidenced by its being specified in Schedule E hereto.
     “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
     “Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.
     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
     The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives expressly for use therein.
     Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this Offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Partnership was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.
     (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (iii) Independent Accountants. PricewaterhouseCoopers S.A., who certified the financial statements and supporting schedules included in the Registration Statement, are independent registered public accountants as required by the 1933 Act and the 1933 Act Regulations.
     (iv) No Restrictions. There are no restrictions on subsequent transfers of the Securities under the laws of the Republic of the Marshall Islands.
     (v) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the entities purported to be shown thereby on the basis stated therein on the dates indicated; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. All disclosures contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.
     (vi) No Material Adverse Change in Business. Since the respective dates as of which information is given or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of (i) the Partnership Entities considered as one enterprise or (ii) the Navios Parties considered as one enterprise that would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities considered as one enterprise, in the case of clause (i) or clause (ii) whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by any of the Navios Parties, other than those in the ordinary course of business, which are material with respect to the Partnership Entities considered as one enterprise, and (C) there has been no distribution of any kind declared, paid or made by the Partnership on any class of its outstanding general partner or limited partnership interests.
     (vii) Formation and Qualification of the Navios Parties. Each of the Navios Parties has been duly formed or incorporated, as applicable, and is validly existing as a limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of the Republic of the Marshall Islands, and each of the Navios Parties has full partnership, limited liability company or corporate power and authority, as applicable, necessary to enter into and perform its obligations under the Transaction Documents to which it is a party, and the power and authority to own, lease and operate the Vessels (as defined below). Each of the Navios Parties is duly qualified to transact business and is in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as applicable, in each other jurisdiction in which such qualification is required for the conduct of the business as described in the Registration Statement, General Disclosure Package and the Prospectus (and any documents incorporated by reference therein), except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect or subject the limited partners of the Partnership to any material liability or disability.
     (viii) Power and Authority to Act as General Partner. The General Partner has, and as of each Date of Delivery will have, full power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus.
     (ix) Ownership of General Partner. Navios Maritime owns, and at each Date of Delivery will own all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (the “General Partner LLC Agreement”) and are fully paid (to the extent required by such limited liability company agreements) and nonassessable (except as such nonassessability may be affected by matters described in Section 51 of the Marshall Islands Limited Liability Company Act (the “Marshall Islands LLC Act”)); and Navios Maritime owns, and at each Date of Delivery will own such membership interests free and clear of all liens, encumbrances, security interests, pledges, mortgages, charges or other claims (collectively, “Liens”).
     (x) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership, and at each Date of Delivery, the General Partner will be, after giving effect to the Capital Contribution, the sole general partner with a 2.0% general partner interest and the Incentive Distribution Rights (as such term is defined in the second amended and restated limited partnership agreement of the Partnership (the “Partnership Agreement”)) in the Partnership; such general partner interest will have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner will own such general partner interest free and clear of all Liens (except restrictions on transferability as described in the Registration Statement, General Disclosure Package and the Prospectus (and any documents incorporated by reference therein) or the Partnership Agreement).
     (xi) Authorization and Ownership of the Sponsor Securities and Incentive Distribution Rights; Description of Common Units. The Sponsor Securities (as defined below) and the Incentive Distribution Rights and the limited partnership interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 41 of the Marshall Islands Limited Partnership Act (the “Marshall Islands LP Act”)). Navios Maritime owns 7,621,843 subordinated units representing limited partnership interests in the Partnership (the “Subordinated Units”), 1,000,000 subordinated Series A units representing limited partnership interests in the Partnership (the “Subordinated Series A Units”) and 3,131,415 Common Units (together with the Subordinated Units and the Subordinated Series A Units, the “Sponsor Securities”), and the General Partner owns the Incentive Distribution Rights, in each case free and clear of all Liens (except restrictions on transferability as described in the Registration Statement, General Disclosure Package and the Prospectus (and any documents incorporated by reference therein) or the Partnership Agreement).

     (xii) Valid Issuance of the Securities. At the Closing Time, the Initial Securities and the limited partnership interests represented thereby will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 41 of the Marshall Islands LP Act); and at the Closing Time, the Option Securities and the limited partnership interests represented thereby will be duly authorized for issuance and sale pursuant to the Partnership Agreement and, upon exercise of the option provided in Section 2(b), when issued and delivered by the Partnership to the Underwriters pursuant to Section 2(b), the Option Securities will be validly issued and fully paid and non-assessable (except as such nonassessability may be affected by matters described in Section 41 of the Marshall Islands LP Act); the Common Units conform to all statements relating thereto contained or incorporated by reference in the Registration Statement, General Disclosure Package and the Prospectus, and such description conforms to the rights set forth in the Partnership Agreement; no holder of the Securities will be subject to personal liability by reason of being such a holder.
     (xiii) Ownership of the Operating Company. The Partnership owns, and at each Date of Delivery will own, all of the issued and outstanding membership interests of the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (the “Operating Company LLC Agreement”) and are fully paid (to the extent required by the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 51 of the Marshall Islands LLC Act); and the Partnership owns such membership interests free and clear of all Liens other than those Liens arising under the Partnership’s revolving credit facility, as amended, with a capacity of up to $295.0 million (the “Credit Facility”). As of the date of this Agreement, the only subsidiaries of the Partnership are, and at each Date of Delivery, the only subsidiaries of the Partnership will be, the Operating Company and the Operating Subsidiaries.
     (xiv) Ownership of the Operating Subsidiaries. The Operating Company owns, and at each Date of Delivery will own, all of the issued and outstanding shares of capital stock of each of the Operating Subsidiaries; such shares of capital stock will be duly authorized and validly issued in accordance with the articles of incorporation and by-laws of the Operating Subsidiaries and are fully paid and nonassessable (except as such nonassessability may be affected by matters described in Sections 43 and 44 of the Marshall Islands Business Corporations Act); and the Operating Company owns such shares of capital stock free and clear of all Liens other than those Liens arising under the Credit Facility.
     (xv) Capitalization. As of September 30, 2009, the Partnership would have on a historical basis and on an as adjusted basis, both as indicated in the Registration Statement, General Disclosure Package and the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. At the Closing Time, after giving effect to the Transactions and assuming no exercise of the option provided in Section 2(b), the issued and outstanding limited partnership interests of the Partnership will consist of 24,291,815 Common Units, 1,000,000 Series A Subordinated Units, 7,621,843 Subordinated Units and the Incentive Distribution Rights, and the issued and outstanding general partner interests of the Partnership will consist of 671,708 General Partner Units.
     (xvi) No Preemptive Rights or Options; No Registration Rights. Except as identified in the Registration Statement, the General Disclosure Package and the Prospectus (and any

documents incorporated by reference therein), there are no (A) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (B) outstanding options or warrants to purchase any securities of the Partnership Entities. Except as set forth in the Registration Rights Agreement dated as of April 30, 2008, there are no persons with registration rights or similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Partnership under the 1933 Act.
     (xvii) Authority and Authorization. Each of the Navios Entities has the legal right and power, and all authorization and approval required by law, to enter into this Agreement. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Securities to the Underwriters in accordance with and upon the terms and conditions set forth in this Agreement. At each Date of Delivery, all corporate, partnership and limited liability company action (including unitholder, stockholder, member or partner action), as the case may be, required to be taken by any of the Navios Entities for the authorization, issuance, sale and delivery of the Securities, and by the Navios Entities for the execution and delivery of the Transaction Documents and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Transaction Documents shall have been validly taken.
     (xviii) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Navios Entities.
     (xix) Authorization, Execution, Delivery and Enforceability of Transaction Documents, the Navios Agreements and the Organizational Agreements.
     (a) At or before the Closing Time, the Transaction Documents will have been duly authorized, executed and delivered by each of the Navios Entities that are parties thereto, and each will be a valid and legally binding agreement of the parties thereto, enforceable against such parties in accordance with their terms;
     (b) the Navios Agreements have been duly authorized, executed and delivered by each of the Navios Parties that are parties thereto, and each is a valid and legally binding agreement of the parties thereto, enforceable against such parties in accordance with their terms; and
     (c) the Partnership Agreement, General Partner LLC Agreement and the Operating Company LLC Agreement (collectively, the “Organizational Agreements”) have been duly authorized, executed and delivered by the parties thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms;
provided that, with respect to each agreement described in this subsection (xix), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (xx) Enforceability of Other Agreements. Each of the agreements listed on Schedule F (collectively, the “Other Agreements”) has been duly authorized and delivered by each of the Partnership Entities party thereto and, assuming the due authorization and delivery by the other parties thereto, is a valid and legally binding agreement of such Partnership Entity, enforceable against it in accordance with its terms, except where the failure to be enforceable would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Transactions; provided that, with respect to each agreement described in this subsection, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws.
     (xxi) Absence of Defaults and Conflicts. None of the Navios Parties is in violation of its articles of incorporation, partnership agreement, limited liability company agreement, charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of the Navios Parties is a party, including without limitation the Navios Agreements, or by which it or any of them may be bound, or to which any of the property or assets of any of the Navios Parties is subject (collectively, “Agreements and Instruments”) except for such defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Transaction Documents, including the consummation of the Transactions and the transactions contemplated in the Registration Statement (including but not limited to the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by each of the Navios Entities with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Navios Parties pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation, partnership agreement, limited liability company agreement, charter or by-laws of any of the Navios Parties or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any of the Navios Parties or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Navios Parties.
     (xxii) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over any of the Navios Parties or any of their properties or assets is required in connection with the Offering, issuance or sale by the Partnership of the Securities, the execution, delivery and performance of this Agreement and the Transaction Documents by the Navios Parties that are parties thereto and, on or prior to the Closing Time or applicable Date of Delivery, the performance of the Navios Agreements, the Organizational Agreements and the Other Agreements by the Navios Parties that are parties thereto or the consummation of the Transactions to be consummated on or prior to the applicable Date of Delivery except (A) for such permits, consents, approvals and similar authorizations required under the 1933 Act, the Securities Exchange Act of 1934 (the “1934 Act”) and state securities or “Blue Sky” laws, (B) for such consents that have been, or prior to the Closing Time or applicable Date of Delivery will be, obtained, (C) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (D) as disclosed in the General Disclosure Package.
     (xxiii) Absence of Labor Dispute. No labor dispute with the employees of any of the Navios Parties exists, to the knowledge of the Navios Entities, is imminent, and the Navios Entities are not aware of any existing or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.
     (xxiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Navios Entities, threatened, against or affecting any of the Navios Parties, which is required to be disclosed in the Registration Statement or the documents incorporated by reference therein (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the Transactions as contemplated in this Agreement or the performance by the Navios Parties of their obligations hereunder; the aggregate of all pending legal or governmental proceedings to which any of the Navios Parties are parties or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the documents incorporated by reference therein, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.
     (xxv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits to the Registration Statement or the documents incorporated by reference therein which have not been so described and filed as required.
     (xxvi) Possession of Intellectual Property. The Partnership Entities and ShipManagement own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Partnership Entities considered as one enterprise; and none of the Partnership Entities or ShipManagement has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Partnership Entities therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
     (xxvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Partnership Entities of their obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the Transactions, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

     (xxviii) Absence of Manipulation. None of the Navios Parties nor any affiliate thereof has taken, nor will any of them take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.
     (xxix) Vessel Title and Registration. Each of the vessels listed on Schedule C hereto (the “Vessels”) has been duly registered as a vessel under the laws of the jurisdiction set forth opposite its name on Schedule C. Each of Navios Alegria, Navios Fantastiks, Navios Felicity, Navios Galaxy I, Navios Gemini S, Navios Libra II, the Navios Hope and the Navios Apollon (the “Owned Vessels”) is solely owned by the Operating Subsidiary set forth opposite its name on Schedule C, as applicable. As of the date of this Agreement, (a) each such Operating Subsidiary has good and marketable title to the applicable Owned Vessel, and (b) each such Owned Vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction, in both cases except for such Liens, defects of the title of record, failure to pay such taxes, fees and other amounts (A) as described, and subject to the limitations contained, in the Registration Statement, General Disclosure Package and the Prospectus (and any documents incorporated by reference therein), (B) arising under the Credit Facility or (C) as do not, individually or in the aggregate, materially affect the value of any such Vessel and do not materially interfere with the use of any such Vessel as it has been used in the past and is proposed to be used in the future, as described in the Registration Statement, General Disclosure Package and the Prospectus (and any documents incorporated by reference therein).
     (xxx) Permits. Each of the Partnership Entities and ShipManagement has or operates pursuant to, or at the Closing Time and each Date of Delivery will have or will operate pursuant to, such permits, Consents (as defined above), licenses, franchises, concessions, certificates and authorizations (“Permits”) of, and has or will have made all applicable declarations and filings with, all Federal, provincial, state, local or foreign governmental or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus (and any documents incorporated by reference therein), subject to such qualifications as may be set forth in the Registration Statement, the General Disclosure Package and the Prospectus (and any documents incorporated by reference therein) and except for such Consents, Permits, declarations and filings that, if not obtained or operated pursuant to or made, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (and any documents incorporated by reference therein), each of the Partnership Entities and ShipManagement has, or at each Date of Delivery will have, fulfilled and performed all its material obligations with respect to such applicable Permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such failure to fulfill or perform any material obligations, any non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of such Permits contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
     (xxxi) Environmental Laws. Except as described in the Registration Statement and except as would not, individually or in the aggregate, reasonably be expected to result in a

Material Adverse Effect, (A) none of the Partnership Entities nor ShipManagement is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any final and legally binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, friable asbestos-containing materials or toxic mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the Partnership Entities and ShipManagement has, or operates pursuant to, or at the Closing Time will have or will operate pursuant to all applicable permits, authorizations and approvals required to conduct its business in the manner described in the Registration Statement, General Disclosure Package and the Prospectus (and any documents incorporated by reference therein) under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Navios Entities, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities or ShipManagement and (D) to the knowledge of the Navios Entities, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Partnership Entities or ShipManagement relating to Hazardous Materials or any Environmental Laws.
     (xxxii) Prohibition on Dividends. Except as provided in the Credit Facility and by Section 40 of the Marshall Islands LLC Act, neither the Operating Company nor any Operating Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Partnership or the Operating Company, as the case may be, from making any other distribution on such subsidiary’s equity securities, from repaying to the Partnership or the Operating Company any loans or advances to such subsidiary from the Partnership or the Operating Company or from transferring any of such subsidiary’s property or assets to the Partnership, the Operating Company or any other subsidiary of the Partnership.
     (xxxiii) Accounting Controls and Disclosure Controls. The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, since the end of the Partnership’s most recent audited fiscal year, there has been (I) no material weakness in the Partnership’s internal control over financial reporting (whether or not remediated) and (II) no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.
     The Partnership Entities employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Partnership in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Partnership’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
     (xxxiv) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Partnership and any of the Partnership’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.
     (xxxv) Transfer Taxes. There are no transfer taxes or other similar fees or charges under the laws of the Republic of the Marshall Islands or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement, the issuance by the Partnership or sale by the Partnership of the Common Units or the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Transaction Documents.
     (xxxvi) Payment of Taxes. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material foreign, federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which returns are correct and complete in all material respects, and has timely paid all taxes due from it, other than those (A) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (B) that, if not paid, would not, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (xxxvii) Investment Company Act. None of the Partnership Entities is now, nor after giving effect to the Transactions will be, an “investment company” or a company “controlled by” an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
     (xxxviii) Passive Foreign Investment Company. After giving effect to the Transactions, and after giving effect to the exercise in full of the option provided in Section 2(b) hereof, the Partnership will not be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the Internal Revenue Code for the tax year ending December 31, 2009. Based on the Partnership’s current and expected assets, income and operations as described in the Registration Statement, General Disclosure Package and the Prospectus (or any documents incorporated by reference therein), the Partnership does not believe that it will become a PFIC for any future tax year, and intends to conduct its affairs in a manner to avoid becoming a PFIC with respect to any tax year, although there can be no assurance that the Partnership’s operations will not change in the future.
     (xxxix) Section 883 Exemption. After giving effect to the Transactions and the exercise in full of the option provided in Section 2(b) hereof, based upon the assumptions and subject to the limitations set forth in the Registration Statement, General Disclosure Package and the Prospectus (or any documents incorporated by reference therein), the Partnership believes it will qualify for the exemption from U.S. federal income tax on its U.S. source international transportation income under Section 883 of the Internal Revenue Code for the tax year ending December 31, 2009 and for future tax years, provided that less than 50% of its Common Units are owned by “5-percent shareholders” (other than Navios Maritime and its Affiliates) as defined in Treasury Regulation 1.883-2(d)(3) for more than half the number of days in the relevant year.

     (xl) Tax Status. None of the Partnership Entities, other than the Partnership, is classified as an association taxable as a corporation for United States federal income tax purposes. Each of the Partnership Entities, other than the Partnership, has properly elected to be disregarded as an entity separate from its owner effective no later than as of the closing date of the IPO for United States federal income tax purposes and has not revoked such election.
     (xli) Insurance. The Partnership Entities and ShipManagment carry or are entitled to the benefits of insurance with respect to their respective businesses, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Partnership Entities and ShipManagment have no reason to believe that they will not be able (A) to renew their existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage with respect to their respective businesses from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.
     (xlii) Statistical and Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects.
     (xliii) Foreign Corrupt Practices Act. None of the Partnership Entities nor, to the knowledge of the Navios Entities, any director, officer, agent, employee, affiliate or other person acting on behalf of any of the Partnership Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Partnership Entities and, to the knowledge of the Navios Entities, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (xliv) Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Navios Entities, threatened.
     (xlv) OFAC. None of the Partnership Entities nor, to the knowledge of the Navios Entities, any director, officer, agent, employee, affiliate or person acting on behalf of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (xlvi) No Broker’s Fees. Other than as described in the Registration Statement, General Disclosure Package and the Prospectus (or any documents incorporated by reference therein), none of the Navios Parties is party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of the Navios Parties or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
     (xlvii) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, members, partners, stockholders, customers or suppliers of any Partnership Entity, on the other hand, that is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (or any documents incorporated by reference therein) that is not so described.
     (xlviii) Foreign Private Issuer. The Partnership is a “foreign private issuer” (as defined in Regulation S under the 1933 Act).
     (xlix) Withholding Taxes. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus (and any documents incorporated by reference therein), distributions made by the Partnership to holders of the Securities will not be subject under the current laws of its jurisdiction of formation or any political subdivision of such jurisdiction to any withholding or similar charges for or on account of taxation.
     (l) Capital Contribution. The Capital Contribution is exempt from the registration requirements of the 1933 Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Navios Parties has taken or will take any action that would cause the loss of such exemption.
     (li) Choice of Law; Consent to Jurisdiction; Appointment of Agent to Accept Service of Process. The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the jurisdiction of formation of the Navios Entities (each a “Relevant Jurisdiction”) and any political subdivision thereof and courts of each Relevant Jurisdiction should honor this choice of law. Each of the Navios Entities has the power to submit and pursuant to Section 16 of this Agreement has legally, validly, effectively and irrevocably submitted to the non-exclusive personal jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of New York, New York County (including, in each case, any appellate courts thereof) in any suit, action or proceeding against it arising out of or related to this Agreement or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale of Securities by the Partnership to the Underwriters under this Agreement and has validly and irrevocably waived any objection to the venue of a proceeding in any such court; and each of the Navios Entities has the power to designate, appoint and empower and pursuant to Section 17 of this Agreement has legally, validly, effectively and irrevocably consented to service of process in the manner set forth herein.
     (lii) Waiver of Immunities. The Navios Entities, and their obligations under this Agreement, are subject to civil and commercial law and to suit and none of the Navios Entities or any of their respective properties, assets or revenues have any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any of any Greek, Marshall Islands, New York State or U.S. federal court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution or enforcement of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations or liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that any of the Navios Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Navios Entities waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in this Agreement.
     (liii) Enforceability of New York Judgment. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus (or any documents incorporated by reference therein) and subject to the relevant exequatur procedure, any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against any of the Navios Entities based upon this Agreement would be declared enforceable against the applicable Navios Entity, as the case may be, by the courts of any Relevant Jurisdiction without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty.
     (liv) Validity under the Laws of each Relevant Jurisdiction. It is not necessary under the laws of any Relevant Jurisdiction or any political subdivision thereof or authority or agency therein in order to enable an Underwriter to enforce its rights under this Agreement for such Underwriter to be licensed, qualified, or otherwise entitled to carry on business in such Relevant Jurisdiction or any political subdivision thereof or authority or agency therein; this Agreement is in proper legal form under the laws of each Relevant Jurisdiction and any political subdivision thereof or authority or agency therein for the enforcement thereof against any of the Navios Entities and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement in any Relevant Jurisdiction or any political subdivision thereof or agency therein that any of them be filed or recorded with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of such Relevant Jurisdiction or any political subdivision thereof.
     (b) Officer’s Certificates. Any certificate signed by any officer of any of the Navios Entities delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such executing party to each Underwriter as to the matters covered thereby.
     SECTION 2. Sale and Delivery to Underwriters; Closing.
     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Partnership, at the price per unit set forth in Schedule B-2, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the

Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.
     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 600,000 Common Units at the price per unit set forth in Schedule B-2, less an amount per unit equal to any distributions declared by the Partnership and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Partnership setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in its discretion shall make to eliminate any sales or purchases of fractional units.
     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, or at such other place as shall be agreed upon by the Representatives and the Partnership, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Partnership (such time and date of payment and delivery being herein called “Closing Time”).
     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Partnership, on each Date of Delivery as specified in the notice from the Representatives to the Partnership.
     Payment for the Initial Securities, and for any of the Option Securities, if applicable, shall be made to the Partnership by wire transfer of immediately available funds to a bank account designated by the Partnership against delivery to the Representatives through the facilities of the Depositary Trust Company for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each Representative, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.
     SECTION 3. Covenants of the Partnership Entities. The Partnership Entities, jointly and severally, covenant with each Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests. The Partnership, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the Offering. The Partnership will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Partnership will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (b) Filing of Amendments and Exchange Act Documents. The Partnership will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time under the circumstances prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Partnership has given the Representatives notice of any filings made pursuant to the 1934 Act or the rules and regulations thereunder within 48 hours prior to the Applicable Time; the Partnership will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.
     (c) Delivery of Registration Statements. The Partnership has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Delivery of Prospectuses. The Partnership has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Partnership will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (e) Continued Compliance with Securities Laws. The Partnership will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Partnership, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Partnership will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (f) Blue Sky Qualifications. The Partnership will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (g) Rule 158. The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Use of Proceeds. The Partnership will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”
     (i) Listing. The Partnership will use its best efforts to effect the supplemental listing of the Common Units on the New York Stock Exchange.
     (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Navios Parties will not, without the prior written consent of each of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Units, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or (B) any offer for sale, sale or other issuance of Common Units or other securities to Navios Maritime or any of its subsidiaries in connection with the acquisition by the Partnership of any assets from Navios Maritime or any of its subsidiaries, provided that any such recipient of Common Units or other securities enters into a lock-up arrangement for the remainder of the 90-day restricted period. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the 90-day restricted period, the Partnership announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     (k) Reporting Requirements. The Partnership, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.
     (l) Issuer Free Writing Prospectuses. The Partnership represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Partnership and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Partnership and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
     (m) Investment Company. For a period of five years after the latest Date of Delivery, the Partnership will use its reasonable best efforts to ensure that no Partnership Entity, nor any subsidiary thereof, shall become an investment company as defined in the 1940 Act.

     SECTION 4. Payment of Expenses.
     (a) Expenses. The Partnership will pay or cause to be paid all expenses incident to the performance of the obligations of the Navios Parties under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Partnership’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the officers and employees of the Partnership and any such consultants, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities and (xi) the fees and expenses incurred in connection with the supplemental listing of the Securities on the New York Stock Exchange.
     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Partnership shall reimburse the Underwriters for all of the out-of-pocket expenses actually incurred by the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters.
     SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Navios Entities contained in Section 1 hereof or in certificates of an officer of any of the Navios Entities delivered pursuant to the provisions hereof, to the performance by the Navios Entities of their covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become and remains effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B.

     (b) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., U.S. counsel for the Partnership Entities, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinions for each of the other Underwriters to the effect set forth in Exhibit A-1 and to such further effect as counsel to the Underwriters may reasonably request.
     (c) Opinion of Vasiliki Papaefthymiou. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Vasiliki Papaefthymiou, Secretary of the Partnership, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinions for each of the other Underwriters to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Underwriters may reasonably request.
     (d) Opinion of Marshall Islands Counsel for the Partnership Entities. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Reeder & Simpson, P.C., Marshall Islands counsel for the Partnership Entities, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters to the effect set forth in Exhibit A-3 hereto and to such further effect as counsel to the Underwriters may reasonably request.
     (e) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters with respect to such matters as the Representatives may reasonably require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Navios Parties and certificates of public officials.
     (f) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any Material Adverse Effect, and the Representatives shall have received a certificate of the President or a Vice President of the Partnership and of the chief financial or chief accounting officer of the Partnership, dated as of Closing Time, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties of the Partnership, the General Partner and the Operating Company in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Partnership, the General Partner and the Operating Company have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.
     (g) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers S.A. a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (h) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from PricewaterhouseCoopers S.A. a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.
     (i) Approval of Listing. At Closing Time, the Securities shall have been approved for supplemental listing on the New York Stock Exchange, subject only to official notice of issuance.
     (j) No Objection. The Financial Industry Regulatory Authority, Inc. has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (k) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule D hereto.
     (l) Capital Contribution. The Capital Contribution shall have been consummated substantially concurrently with the Offering.
     (m) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Navios Entities contained herein and the statements in any certificates furnished by any of the Navios Parties hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:
     (i) Officers’ Certificate. Certificate, dated such Date of Delivery, of the President or a Vice President of the Partnership and of the chief financial or chief accounting officer of the Partnership, confirming that the certificate they delivered at the Closing Time pursuant to Section 5(f) hereof remain true and correct as of such Date of Delivery.
     (ii) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.. The favorable opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., U.S. counsel for the Partnership Entities in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.
     (iii) Opinion of Vasiliki Papaefthymiou. The favorable opinion of Vasiliki Papaefthymiou, Secretary of the Partnership, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(c) hereof.
     (iv) Opinion of Marshall Islands Counsel for the Navios Parties. The favorable opinion of Reeder and Simpson, P.C., Marshall Islands counsel for the Partnership Entities, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.
     (v) Opinion of Counsel for Underwriters. The favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, dated such Date of Delivery,

relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.
     (vi) Bring-down Comfort Letter. A letter from PricewaterhouseCoopers S.A., in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.
     (n) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Partnership in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.
     (o) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Partnership at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 16, 17, 18, 19 and 20 shall survive any such termination and remain in full force and effect.
     SECTION 6. Indemnification.
     (a) Indemnification of Underwriters. The Navios Entities, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement and any documents incorporated by reference therein (or any amendment thereto), including the Rule 430B Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus and any documents incorporated by reference therein (or any amendment or supplement thereto) or any other offering document, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Navios Entities; and

     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Citi), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
     provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).
     (b) Indemnification of Navios Entities, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Navios Entities, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls any of the Navios Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the following: the information in the third, ninth, tenth and eleventh paragraphs under the caption “Underwriting” in the Prospectus.
     (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Partnership. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     (e) Other Agreements with Respect to Indemnification. The provisions of this Section 6 shall not affect any agreement among the Navios Entities with respect to indemnification.
     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Navios Entities on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Navios Entities on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Navios Entities on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Partnership and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.
     The relative fault of the Navios Entities on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Navios Entities or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Navios Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such

Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of a Navios Entity, each officer of the Partnership who signed the Registration Statement, and each person, if any, who controls the Navios Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Navios Entities. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.
     The provisions of this Section 7 shall not affect any agreement among the Navios Entities with respect to contribution.
     SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Navios Entities submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Navios Entities and (ii) delivery of and payment for the Securities.
     SECTION 9. Termination of Agreement.
     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Partnership, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Partnership has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either U.S. Federal or New York authorities.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 16, 17, 18, 19, and 20 shall survive such termination and remain in full force and effect.
     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
     (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
     (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Partnership to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Partnership to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Partnership shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Partnership (and each employee, representative or other agent of the Partnership) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to the Partnership relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.
     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel and J.P. Morgan Securities Inc. at 383 Madison Avenue, New York, NY 10179, with a copy to Fried, Frank,

Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, attention of Stuart H. Gelfond; and notices to the Navios Parties shall be directed to the Partnership at 85 Akti Miaouli Street, Piraeus, Greece 185 38, attention of Vasiliki Papaefthymiou, with a copy to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C., The Chrysler Center, 666 Third Avenue, New York, New York 10017, attention of Kenneth R. Koch.
     SECTION 13. No Advisory or Fiduciary Relationship. Each of the Navios Entities acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Partnership, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of any of the Navios Entities, or their respective partners, members, stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of any of the Navios Entities with respect to the Offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising any of the Navios Entities on other matters) and no Underwriter has any obligation to the Navios Entities with respect to the Offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Navios Entities, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering contemplated hereby and the Navios Entities have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
     SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Navios Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Navios Entities and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Navios Entities and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 16. Consent to Jurisdiction. Each of the Navios Entities irrevocably consents and agrees that any legal action, suit or proceeding brought by the Underwriters or their Affiliates against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or the transactions contemplated hereby may be brought by the Underwriters or their Affiliates in the courts of the State of New York or the courts of the United States of America located in the County of New York and, until all amounts due and to become due (i) hereunder and (ii) in respect of all the Securities have been paid, or until any such legal action, suit or proceeding commenced prior to such payment has been concluded, hereby irrevocably consents and irrevocably submits to the non-exclusive jurisdiction of each such court in person and, generally and unconditionally with respect to any action, suit or proceeding for themselves.

     SECTION 17. Appointment of Agent for Service of Process.
     (a) The Navios Entities hereby irrevocably consent and agree to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding brought against them by any Underwriter or its Affiliates with respect to their obligations, liabilities or any other matter arising out of or in connection with this Agreement, by serving a copy thereof upon any employee of any of the Navios Entities (in such capacity, the “Navios Process Agent”) at any business location that any Navios Entity or ShipManagement may maintain from time to time in the United States, including, without limitation, at the offices of the Partnership located at 20 Marshall Street, Suite 200, South Norwalk, Connecticut 06854.
     (b) If at any time any of the Navios Entities has or maintains a business location in the State of New York (such person, the “New York Presence Obligor”), then the Navios Entities shall, within 30 days after such location is opened, is acquired or otherwise exists, irrevocably designate, appoint and empower the New York Presence Obligor as their designee, appointee and agent to receive, accept and acknowledge for and on their behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against any of them by any Underwriter or its Affiliates in any United States or state court located in the County of New York with respect to their obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures described for such courts (the “New York Process Agent”)
     (c) If at any time either (i) none of the Navios Entities maintains a bona fide business location in the State of Connecticut or the State of New York or (ii) a New York Presence Obligor exists but the Navios Entities fail to satisfy their obligations under the foregoing paragraph (b), then the Navios Entities shall promptly (and in any event within 10 days) irrevocably designate, appoint and empower CT Corporation System, with offices currently at 111 Eighth Avenue, New York, New York 10011 (or such other third party corporate service provider of national standing as may be reasonably acceptable to the Representatives), as their designee, appointee and agent to receive, accept and acknowledge for and on their behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against them by any Underwriter or its Affiliates in any such United States or state court located in the County of New York with respect to their obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts (the “Third Party Process Agent”; each of the Navios Process Agent, the New York Process Agent or the Third Party Process Agent, a “Process Agent”) and pay all fees and expenses required by the Third Party Process Agent in connection therewith. If for any reason such Third Party Process Agent hereunder shall cease to be available to act as such, the Navios Entities agree to designate a new Third Party Process Agent in the County of New York on the terms and for the purposes of this Section 17 satisfactory to the Representatives.
     (d) The Navios Entities further hereby irrevocably consent and agree to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against any of them by (i) serving a copy thereof upon any of the relevant Process Agents specified in clauses (a) through (c) above, or (ii) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the Partnership, at its address specified in or designated pursuant to this Agreement. The Navios Entities agree that the failure of any Process Agent, to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.
     (e) Nothing herein shall in any way be deemed to limit the ability of any Underwriter to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over any of the Navios Entities or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law.
     (f) The Navios Entities hereby irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the United States federal courts located in the County of New York or the courts of the State of New York located in the County of New York and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
     (g) The provisions of this Section 17 shall survive any termination of this Agreement, in whole or in part, and shall survive delivery and payment for the Securities.
     SECTION 18. Waiver of Immunities. To the extent that any of the Navios Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, each of the Navios Entities hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.
     SECTION 19. Foreign Taxes. All payments by the Partnership Entities to each of the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by any Relevant Jurisdiction or any other jurisdiction in which the Partnership Entities have an office from which payment is made or deemed to be made, excluding (i) any such tax imposed by reason of such Underwriter having some connection with any such jurisdiction other than its participation as an Underwriter hereunder, and (ii) any income or franchise tax on the overall net income of such Underwriter imposed by the United States or by the State of New York or any political subdivision of the United States or of the State of New York (all such non-excluded taxes, “Foreign Taxes”). If the Partnership Entities are prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to each Underwriter an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.
     SECTION 20. Judgment Currency. Each of the Navios Entities agrees to indemnify the Underwriters against any loss incurred by such Underwriter as a result of any judgment or order being given or made against any of the Navios Entities for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such party’s receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Navios Entities and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.
     SECTION 21. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 22. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Navios Entities and the Underwriters, or any of them, with respect to the subject matter hereof.
     SECTION 23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     SECTION 24. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Navios Entities a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Navios Entities in accordance with its terms.

Very truly yours,

NAVIOS MARITIME PARTNERS L.P.

By	/s/ Angeliki Frangou

Angeliki Frangou
Chairman of the Board and Chief Executive Officer

NAVIOS GP L.L.C.

By: Navios Maritime Holdings Inc., its sole member

By	/s/ Angeliki Frangou

Angeliki Frangou
Chairman of the Board and Chief Executive Officer

NAVIOS MARITIME OPERATING L.L.C.

By: Navios Maritime Partners L.P., its sole member

By	/s/ Angeliki Frangou

Angeliki Frangou
Chairman of the Board and Chief Executive Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:
CITIGROUP GLOBAL MARKETS INC.
J.P. MORGAN SECURITIES INC.
By: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Christa T. Volpicelli

Name: Christa T. Volpicelli
Title: Director
By: J.P. MORGAN SECURITIES INC.

By:	/s/ N. Goksu Yolac

Name: N. Goksu Yolac
Title: Executive Director
For themselves and as Representatives of the other Underwriters named in Schedule A hereto.
[Underwriting Agreement Signature Page]

SCHEDULE A

Number of
Name of Underwriter	Initial Securities
Citigroup Global Markets Inc.	1,410,000
J.P. Morgan Securities Inc.	1,410,000
S. Goldman Advisors LLC	600,000
DVB Capital Markets LLC	300,000
Cantor Fitzgerald & Co.	280,000

Total	4,000000

Sch A-1

SCHEDULE B-1
NAVIOS MARITIME PARTNERS L.P.
4,000,000 Common Units representing limited partnership interests
The public offering price per common unit for the Securities shall be $14.90.

Sch B-1-1

SCHEDULE B-2
NAVIOS MARITIME PARTNERS L.P.
4,000,000 Common Units representing limited partnership interests
     The purchase price per common unit for the Securities to be paid by the several Underwriters shall be $14.1922 being an amount equal to the public offering price set forth in Schedule B-1 less $0.7078 per common unit; provided that the purchase price per common unit for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per common unit equal to any distributions declared by the Partnership and payable on the Initial Securities but not payable on the Option Securities.

Sch B-2-1

SCHEDULE C
Operating Subsidiaries

Country of
Vessel	Registration	Subsidiary	Country of Incorporation
Navios Aldebaran	Panama	Aldebaran Shipping Corporation	Marshall Islands

Navios Alegria	Panama	Alegria Shipping Corporation	Marshall Islands

Navios Hope	Panama	Aurora Shipping Enterprises Ltd.	Marshall Islands

Navios Fantastiks	Panama	Fantastiks Shipping Corporation	Marshall Islands

Navios Felicity	Panama	Felicity Shipping Corporation	Marshall Islands

Navios Galaxy I	Panama	Galaxy Shipping Corporation	Marshall Islands

Navios Gemini S	Panama	Gemini Shipping Corporation	Marshall Islands

Navios Libra II	Panama	Libra Shipping Enterprises Corporation	Marshall Islands

Navios Prosperity	Panama	Prosperity Shipping Corporation	Marshall Islands

Navios Sagittarius	Panama	Sagittarius Shipping Corporation	Marshall Islands

Navios Apollon	Panama	Palermo Shipping S.A.	Marshall Islands

Sch C - 1

SCHEDULE D
Angeliki Frangou
Michael E. McClure
George Achniotis
Shunji Sasada
Leonidas Korres
Efstathios Loizos
Robert Pierot
John Karakadas

Sch D - 1

SCHEDULE E
ISSUER GENERAL USE FREE WRITING PROSPECTUS
None.

Sch E - 1

SCHEDULE F
(a)	the time charterparty in respect of “NAVIOS LIBRA II” dated 30 August 2006 as amended on 16 July 2007 with Cargill International S.A. as charterer;

(b)	the time charterparty in respect of “NAVIOS ALEGRIA” dated 28 July 2006 as amended on 16 July 2007 with Cargill International S.A. as charterer;

(c)	the time charterparty in respect of “NAVIOS FELICITY” dated 29 November 2002 with Cosco Bulk Carrier Co. Ltd. as charterer; the time charterparty in respect of “NAVIOS FELICITY” dated 3 August 2007 with Mitsui O.S.K. Lines, Ltd. as charterer;

(d)	the time charterparty in respect of “NAVIOS GALAXY I” dated 13 December 2004 with Mitsui Osk Lines Ltd. as charterer; the time charterparty in respect of “NAVIOS GALAXY I” dated 27 July 2007 with Rio Tinto Shipping Pty. Ltd. as charterer;

(e)	the time charterparty in respect of “NAVIOS GEMINI S” dated 11 August 2006 as amended on 4 October 2007 with Augustea Atlantica SrL Charterers of Naples as charterer;

(f)	the time charterparty in respect of “NAVIOS SAGITTARIUS” dated March 31, 2008 with Constellation Energy Group Inc. as charterer;

(g)	the time charterparty (charter-in contract) in respect “NAVIOS ALDEBARAN” dated 12 May 2006 with Shoei Kisen Kaisha, Ltd. as owner; the time charterparty in respect of “NAVIOS ALDEBARAN” dated 31 July 2007 with Mitsui O.S.K. Lines, Ltd. as charterers;

(h)	the time charterparty (charter-in contract) in respect of “NAVIOS PROSPERITY” dated 1 May 2006 with Ever Bright Shipping SA as owner; the time charterparty in respect of “NAVIOS PROSPERITY” dated 13 March 2007 with Daiichi Chuo Kisen Kaisha Ltd as charterer;

(i)	the time charterparty in respect of “NAVIOS FANTASTIKS” dated 14 June 2005 as amended on 2 December 2005, 7 March 2008 and 12 March 2008 with The Sanko Steamship Co. Ltd. as charterer; and

(j)	the time charterparty in respect of “NAVIOS AURORA I” dated 10 February 2005 as amended on 19 February 2008 and 16 January 2009 with Mitsui O.S.K. Lines, Ltd. as charterer.

(k)	the time charterparty in respect of “NAVIOS APOLLON” dated July 26, 2007 with Mitsui O.S.K. Lines, Ltd., as charterer.

Sch F - 1

Exhibit A-1
FORM OF OPINION OF MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
WITH RESPECT TO CORPORATE MATTERS
TO BE DELIVERED PURSUANT TO SECTION 5(b)
     (i) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.
     (ii) The Registration Statement, including any Rule 462(b) Registration Statement and the Rule 430B Information, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial information included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.
     (iii) The statements in the Registration Statement, the General Disclosure Package and the Prospectus and the documents incorporated by reference therein under the captions “Our Cash Distribution Policy and Restrictions on Distributions—General,” “Common Units” and “Certain Relationships and Related Party Transactions—Omnibus Agreement,” “—Management Agreement” and “—Administrative Services Agreement,” insofar as they constitute descriptions of agreements, fairly describe in all material respects the portions of the agreements addressed thereby, provided, however, that we express no opinion with respect to any laws other than the laws of the State of New York and, to the extent specifically identified in these opinions, the federal laws of the United States of America.
     (iv) To our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement (or any documents incorporated by reference therein) or to be filed as exhibits to the Registration Statement (or any documents incorporated by reference therein) by the 1933 Act or the 1934 Act other than those described or referred to therein or filed as exhibits thereto.
     (v) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States Federal or New York state governmental authority (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with (a) the due authorization, execution and delivery of the Underwriting Agreement or (b) the offering, issuance, sale or delivery of the Securities.
     (vi) None of the offering, issuance and sale by the Partnership of the Securities, the consummation of the Transactions and the other transactions contemplated by the Transaction Documents or the performance by the Navios Entities of their obligations under the Transaction

Documents (i) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default) the Underwriting Agreement or the Navios Agreements, or (ii) violates (A) any U.S. Federal or New York state statute, law, rule or regulation or (B) any judgment, order or decree to our knowledge applicable to the Navios Parties of any U.S. Federal or New York court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Navios Entities or any of their properties.
     (vii) To our knowledge, except as set forth in the Registration Rights Agreement dated as of April 30, 2008, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement, other than as described in the Registration Statement.
     (viii) The Partnership is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” under the 1940 Act.
     (ix) The execution, delivery and performance of the Underwriting Agreement and the Transaction Documents (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xxi) of the Underwriting Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Navios Maritime or the Partnership or any of their respective subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, including the Navios Agreements, in each case solely to the extent filed as an exhibit to (a) Navios Maritime’s most recent 20-F or as an exhibit to a 6-K filed after the date of Navios Maritime’s most recent 20-F or (b) the Partnership’s most recent 20-F or as an exhibit to a 6-K filed after the date of the Partnership’s most recent 20-F (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of any applicable U.S. federal or New York law, statute, rule, regulation, judgment, order, writ or decree to our knowledge applicable to the Navios Parties or any of their respective properties, assets or operations.
     (x) Assuming the Underwriting Agreement has been duly authorized, executed and delivered by each of the Navios Entities and is a legally valid and binding obligation of the Navios Entities under the laws of the Republic of the Marshall Islands, the submission of the Navios Entities to the nonexclusive jurisdiction of the courts of the State of New York and U.S. Federal courts located in the County of New York (each, a “New York court”) pursuant to Section 16 of the Underwriting Agreement is legal, valid and binding under the laws of the State of New York; except that we express no opinion as to the subject matter jurisdiction of any U.S. Federal court to adjudicate any action or proceedings relating to any Transaction Document or the Underwriting Agreement where jurisdiction based on diversity of citizenship under 28 U.S.C. §1332 does not exist; and provided further that under NYCPLR §510 a New York State court may have discretion to transfer the place of a trial, under 28 U.S.C. §1404(a) a United States District Court has discretion to transfer an action from one Federal court to another, and a U.S. Federal court has discretion to dismiss such action or proceeding on the grounds that such court is an inconvenient forum for such action or proceeding.

     (xi) Our opinion that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.
     (xii) The Capital Contribution is exempt from the registration requirements of the 1933 Act.
     In the course of our participation, as counsel to the Partnership, in the preparation of the Registration Statement, the General Disclosure Package and the Prospectus, we have examined information available to us, including legal records, documents and proceedings, and have attended conferences with, among others, representatives of the Underwriters and of the Underwriters’ counsel, officers and other representatives of the Partnership Entities and the independent public accountants for the Partnership, at which conferences the contents of the Registration Statement, the General Disclosure Package and the Prospectus were discussed. Without undertaking to determine independently or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus, we have no reason to believe that: (i) the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of its issue date or as of the Closing Time (and, with respect to the Option Securities, each Date of Delivery thereafter), contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we express no statement or belief with respect to (x) any financial statements, including the notes and schedules thereto and the auditors’ reports, if any thereon or (y) other financial data included in the Registration Statement, General Disclosure Package or the Prospectus).
     In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of the Republic of the Marshall Islands, upon the opinion of Reeder & Simpson P.C., special counsel to the Partnership Entities (which opinion shall be dated and furnished to the Representatives at the Closing Time, shall be satisfactory in form and substance to counsel for the Underwriters and shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them) and (B), as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on the representations and warranties of the Navios Entities and on certificates of responsible officers of the Partnership, Navios Maritime and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Exhibit A-2
FORM OF OPINION OF VASILIKI PAPAEFTHYMIOU
TO BE DELIVERED PURSUANT TO SECTION 5(c)
     (i) ShipManagement is duly qualified as a foreign corporation to transact business and is in good standing in Greece.
     (ii) Except as disclosed in the public filings of the Navios Parties, there is not pending or, to my knowledge, threatened any action, suit, proceeding, inquiry or investigation, to which any of the Navios Parties or any of their subsidiaries is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the Transactions contemplated in the Underwriting Agreement or the performance by the Navios Entities of their obligations under the Underwriting Agreement.
     (iii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority in Greece is necessary or required in connection with (a) the due authorization, execution and delivery of the Underwriting Agreement or the Transaction Documents or (b) the offering, issuance, sale or delivery of the Securities.
     (iv) None of the offering, issuance and sale by the Partnership of the Securities, the consummation of the Transactions and the other transactions contemplated by the Transaction Documents or the performance by the Navios Parties of their obligations under the Transaction Documents (i) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default) any of the Navios Agreements, or (ii) violates (A) any statute, law, rule or regulation in Greece or (B) any judgment, order or decree to our knowledge applicable to the Navios Parties of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority in Greece having jurisdiction over the Navios Entities or any of their properties.

Exhibit A-3
FORM OF OPINION OF NAVIOS PARTIES’ MARSHALL ISLANDS COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(d)
     (i) Each of the Partnership Entities has been duly formed or incorporated, as applicable, and is validly existing as a partnership, limited liability company or corporation in good standing under the laws of the Republic of the Marshall Islands.
     (ii) Each of the Partnership Entities has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.
     (iii) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Partnership pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.
     (iv) The issuance of the Securities is not subject to the preemptive or other similar statutory or, to the best of our knowledge, contractual, rights of any securityholder of the Partnership.
     (v) Except as otherwise disclosed in the Registration Statement, to the best of our knowledge, all of the issued and outstanding capital stock or membership interests of each Partnership Entity has been duly authorized and validly issued, is fully paid and non-assessable, and the General Partner and ShipManagement are owned directly by Navios Maritime, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of ShipManagement was issued in violation of the preemptive or similar rights of any securityholder of ShipManagement, and none of the membership interests in the General Partner were issued in violation of the preemptive or similar rights of any securityholder of the General Partner. To the best of our knowledge, the Operating Company is owned directly by the Partnership, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Operating Company was issued in violation of the preemptive or similar rights of any securityholder of the Operating Company. To the best of our knowledge, the Operating Subsidiaries are owned directly by the Operating Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Operating Subsidiaries were issued in violation of the preemptive or similar rights of any securityholder of the Operating Subsidiaries.
     (vi) At the Closing Time, after giving effect to the Transactions (including the Offering and the Capital Contribution) and assuming no exercise of the option provided in Section 2(b), the issued and outstanding limited partnership interests of the Partnership will consist of 24,291,815 Common Units, 1,000,000 Subordinated Series A Units, 7,621,843 Subordinated Units and the Incentive Distribution Rights, and the issued and outstanding general partner interests of the Partnership will consist of 671,708 General Partner Units.
     (vii) The Transaction Documents have been duly authorized, executed and delivered by each of the Navios Entities.

     (viii) The information in the Registration Statement, the General Disclosure Package and the Prospectus (and the documents incorporated by reference therein) under “Risk Factors—Risks Inherent in an Investment in Us—You may not have limited liability if a court finds that unitholder action constitutes control of our business,” “Common Units,” “Non-United States Tax Considerations,” and “Service of Process and Enforcement of Civil Liabilities,” to the extent that it constitutes matters of law, summaries of legal matters, the Partnership’s partnership agreement or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects, and our opinion set forth under “Non-United States Tax Considerations” is confirmed.
     (ix) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Marshall Islands court or governmental authority or agency, is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or the Transaction Documents or for the offering, issuance, sale or delivery of the Securities, assuming the Securities will not be offered in the Marshall Islands.
     (x) The Partnership Agreement and the Share Purchase Agreement constitute legally valid and binding obligations of the Navios Parties party thereto, enforceable in accordance with their respective terms.
     (xi) None of the offering, issuance and sale by the Partnership of the Securities, the consummation of the Transactions and other transactions contemplated by the Transaction Documents or the performance by the Navios Entities of their obligations under the Transaction Documents (i) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default) any Navios Agreement or Organizational Agreement governed by Marshall Islands law, or (ii) violates (A) any Marshall Islands statute, law, rule or regulation or (B) any judgment, order or decree to our knowledge applicable to the Partnership Entities of any Marshall Islands court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership Entities or any of their properties.
     (xii) To the best of our knowledge, the Partnership Entities have good and valid title to the assets described in the Registration Statement and the documents incorporated by reference therein.

Exhibit B
November 19, 2009
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
as Representatives of the several Underwriters
c/o     Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
     Re:     Proposed Public Offering by Navios Maritime Partners L.P.
Dear Sirs:
     The undersigned, a unitholder and an officer and/or director of Navios Maritime Partners L.P., a Marshall Islands limited partnership (the “Partnership”), understands that Citigroup Global Markets Inc. (“Citi”) and J.P. Morgan Securities Inc. (“J.P. Morgan”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Partnership providing for the public offering of the Partnership’s common units representing limited partnership interests in the Partnership (the “Securities”). In recognition of the benefit that such an offering will confer upon the undersigned as a unitholder and an officer and/or director of the Partnership, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of each of Citi and J.P. Morgan, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the Securities or any securities convertible into or exchangeable or exercisable for the Securities, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Securities or other securities, in cash or otherwise.
     Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of each of Citi and J.P. Morgan, provided that (1) Citi and J.P. Morgan receive a signed lock-up agreement for the balance of the lock-up period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:
(i) as a bona fide gift or gifts; or
(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

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(iii) as a distribution to limited partners or stockholders of the undersigned; or
(iv) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.
     Notwithstanding the foregoing, if:
     (1) during the last 17 days of the 90-day lock-up period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or
     (2) prior to the expiration of the 90-day lock-up period, the Partnership announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless each of Citi and J.P. Morgan waive, in writing, such extension.
     The undersigned hereby acknowledges and agrees that written notice of any extension of the 90-day lock-up period pursuant to the previous paragraph will be delivered by each of Citi and J.P. Morgan to the Partnership (in accordance with Section 12 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 90-day lock-up period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the 90-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

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Very truly yours,

Signature:

Print Name:

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